EXHIBIT 10.24.1

AMENDMENT FOUR
to the
ADMINISTRATIVE SERVICES AGREEMENT
between
LIFE OF THE SOUTH INSURANCE COMPANY AND AFFILIATES ("Administrator")
and
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
("The Insurance Company")

Original Agreement Effective Date: August 1, 2002

It is mutually agreed, effective January 31, 2012 (Amendment Effective Date"), that the above-referenced Administrative Services Agreement, as amended (the "Agreement"), shall be amended as follows:

EXHIBIT B shall be deleted in its entirety and replaced with new Exhibit B in the form attached hereto and incorporated herein.

Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Agreement.

All other terms and conditions of the Agreement shall remain in full force and effect, except as amended herein. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the terms included in this Amendment shall be controlling.

Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have executed this Amendment as of the Amendment Effective Date in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

LIFE OF THE SOUTH INSURANCE COMPANY

By:     /s/ W. Dale Bullard                Date signed:     1/30/2012
(Signature)

Name:     W. Dale Bullard

Title:     President

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

By:     /s/ M. J Stevenson                    Date signed:     2/1/12
M. J Stevenson
As Its Attorney-In-Fact

EXHIBIT B
SERVICE STANDARDS TIME FRAMES

MEASUREMENT	LEVEL	DEFINITION	STANDARD
Sales File Processing/Policy Issuance:	Level One	Percentage of Sales Files processed and errors noted	100% of all Sales Files shall be processed with policy issued within three (3) business days. Sales File errors must be reported to File Presenters within two (2) business days of receipt.
Direct Mail Application Processing:	Level One	Percentage of applications processed
Non-standard applications shall be imaged, stored and data entered - 100% within five (5) business days. Standard applications shall be imaged, stored and data entered -100% within three (3) business days.
Applications will be noted as standard or non-standard during the set-up process.

Fulfillment:	Level One	Percentage of Fulfillment Kits Issued in Required Time Frame. Response time measured in business days.
One hundred (100%) of all New fulfillment kits shall be mailed (via first class mail or email) within three (3) business days of the successful sales file processing.
One hundred (100%) percent of all Reprint kits mailed (via first class mail or email) - 100% within five (5) business days of request.

New Client Set-up (Sponsoring Party)	Level One	Response time to start-up new clients measured in calendar days.	All fulfillment, database and billing requirements to handle new client will be met within forty-five (45) calendar days of receipt of required documentation.
Conversion	Level Two	Response time to convert existing business measured in business days.	Convert an existing account in thirty-eight (38) business days after receipt of the required documentation and/or data files relating to the conversion.
Billing	Level Two	Timeliness of individual customer billing.
Ninety-five (95%) of all customers shall be billed on schedule within one (1) business day or the next billing cycle. One hundred (100%) within 2 business days or the next billing cycle.
One hundred (100%) of all Direct bill checks shall be logged, tracked and applied to the policy within three (3) business days.

Billing Resubmission	Level Two	Timeliness of Resubmissions
One hundred percent (100%) of all customers whose billings are rejected for payment shall be resubmitted within one (1) business day or the next billing cycle.
One hundred percent (100%) of all chargebacks shall be processed within two (2) business days.

Premium	Level Two	Timeliness of booking premium	One hundred percent (100%) of non-error premium booked within one (1) business day after receipt
Premium Reconciliation	Level Two	Timeliness of reconciling premium	Reconciliation of accounts shall be deemed timely if accomplished not more than forty-five (45) days following the end of the month in which the transaction to be reconciled occurs.
Settlement and Financial Reconciliation:	Level Two	Timeliness of settlement and financial reconciliation
Settlements shall be completed within five (5) business days following month end - 100%.
Cash reconciliations' retained commission tracking schedule shall be completed and submitted with settlement - 100%.
Wires shall be sent on schedule upon receipt of funding from The Insurance Company - 100%.
Invoices shall be sent by 15th of each month - 100%.
Back-up shall be sent with all invoices - 100%.

Infrastructure Availability:	Level One	Availability of infrastructure.
AS400 shall be available 7:00 a.m. to 10:00 p.m. EST Monday through Friday, and 7:00 a.m. to 12:00 p.m. EST Saturday - 99%.
Customer Connect shall be available 7:00 a.m. to 10:00 p.m. EST Monday through Friday, and 7:00 a.m. to 12:00 p.m. EST Saturday - 99%.
Web services shall be available 7:00 a.m. to 10:00 p.m. EST Monday through Friday, and 7:00 a.m. to 12:00 p.m. EST Saturday - 99%.
New Customer Connect logins shall be processed/completed - 100% within 3 (three) business days of receipt.
Unused/terminated employee Customer Connect IDs shall be deleted - 100% within 30 (thirty)

days of receipt. Availability shall be measured by Administrator via the internet and not locally at Administrator.
Operations Updates:	Level Two	Timeliness of daily and weekly operations updates
Daily Operations Update emails shall be sent by 11:00 a.m. each business day - ninety-five (95%) with one hundred (100%) by end of day.
Weekly Operations status logs shalt be updated and sent one (1) day prior to next meeting - 100%.

Complaints and Regulatory Inquiries:	Level One	Timeliness of notification of receipt of and response to regulatory complaints.
Notify The Insurance Company of all complaints received - 100% within one (1) business day of receipt.
Respond to information requests from The insurance Company in connection with regulatory, Better Business Bureau or other complaints - 100% within one (1) business day.
Policy documentation provided to The Insurance Company for complaint resolution - 100% within five (5) business days of request by The Insurance Company

Commissions and Fees	Level Two	Timeliness of distribution of commissions/fees.	Distribute commissions within five (5) business days after the receipt of funding from The Insurance Company
Mail and General Correspondence:	Level One
Inbound mail shall be logged,
imaged, tracked and stored - 100% within five (5) business days of receipt
Written cancellations and refund requests shall be processed -100% within five (5) business days. Return Mail (fulfillment, claims, billing and general correspondence) shall be logged, imaged, tracked and stored - 100% within five (5) business days.
FDIC disclosures shall be sent for all OBTM sales - 100% within three (3) business days
FDIC follow-up letters sent - 100%
of all non-responders (as required).

Service Standards Reporting:
Administrator shall provide The Insurance Company written reports on a monthly basis (no later than the 8th business day) on Administrator's compliance with each of the above Service Standards ("Service Standards").
Service Levels Penalty:
A violation of a Service Standard is defined as a failure to meet any one of the minimum Service Standards set forth in this Agreement. If Administrator fails to meet any one of the Level One Service Standards for two (2) consecutive months or fails to meet any three (3) Level One Service Standards within any six (6) month period, Administrator will credit The Insurance Company fifteen thousand ($15,000) for the most recent month in which Administrator failed to meet the Service Standard. A new six-month period will begin in the month following the month in which the last penalty was assessed. The credit shall appear on the next monthly invoice issued by Administrator following the month in which the penalty is assessed. The failure to maintain any six (6) Service Standards in Level One, Level Two, and/or Level Three for twelve (12) consecutive months will be deemed a material breach and The Insurance Company shall have the right to terminate the Agreement in accordance with Section 12.1.1 of the Agreement.
Administrator shall not be responsible for a failure to meet any Service Standard to the extent that such failure is directly attributable to any of the following:

a.
The Insurance Company or any of its subcontractors (except for any subcontractors retained as direct or indirect subcontractors of Administrator) materially breaches the Agreement or materially interferes with Administrator's ability to meet the applicable Service Standards. In the event Administrator cannot meet Service Standards due to reasons stated in this Exhibit), Administrator shall notify The Insurance Company of such issue as soon as reasonably practicable in order to enable The Insurance Company to resolve any such issue.

b.	Issues or events caused by The Insurance Company or any of its subcontractors, clients or processors.

c.	Any occurrence that qualifies as a Force Majeure as defined in Section 15.12 of the Agreement.

d.
Any errors, omissions, willful misconduct, or violations of law by The Insurance Company or its subcontractors (except for any subcontractors retained as direct or indirect subcontractors of Administrator.